Exhibit 4.76

FRIENDFINDER NETWORKS INC.
INTERACTIVE NETWORK, INC.
(the "Issuers")

WAIVER AGREEMENT REGARDING NON CASH PAY SECURED NOTES DUE 2014

THIS WAIVER AGREEMENT (this "Waiver Agreement") is given this 1st day of August, 2012, related to that certain Indenture, dated as of October 27, 2010 by and among the Issuers, the Guarantors party thereto, and U.S. Bank National Association, as Trustee (the "Trustee") relating to the Non Cash Pay Secured Notes due 2014 (the "Non Cash Pay Indenture") (capitalized terms used herein and not otherwise defined herein have the meaning given to such terms in the Non Cash Pay Indenture).

WHEREAS, the Issuers hereby provide written notice that certain financial covenants of the Issuers in the Non Cash Pay Indenture set forth in (i) Sections 4.3(a), (c), (e) and (f) of the Non Cash Pay Indenture were not complied with during the period of April 1, 2012 through June 30, 2012 (such period beginning April 1, 2012 through and including June 30, 2012, the "Waiver Period") and (ii) Section 4.3(b) of the Non Cash Pay Indenture may not be complied with up to and through November 14, 2012.  The covenants set forth in (i) and (ii) above are each referred to as the "Waived Financial Covenants."

WHEREAS, the undersigned noteholders (the "Noteholders") constitute the Required Holders, as defined in the Non Cash Pay Indenture; and

WHEREAS, Issuers have requested that the Noteholders waive any Event of Default arising from the Issuers' failure to meet the covenants contained in (i) Sections 4.3(a), (c), (e) and (f) of the Non Cash Pay Indenture during the Waiver Period, and (ii) Section 4.3(b) from August 15, 2012 through November 14, 2012.

NOW THEREFORE, in consideration of mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers, the Noteholders, the Guarantors and the Trustee do hereby agree as follows:

1.           By their respective signatures below, on a one time basis only, the Noteholders hereby consent to the waiver of (i) each Waived Financial Covenant contained in Sections 4.3(a), (c), (e) and (f) during the Waiver Period, (ii) the Waived Financial Covenant contained in Section 4.3(b) from August 15, 2012 through November 14, 2012, and the Trustee hereby acknowledges such waivers, and (iii) any failure to comply with the reporting requirement in Section 4.1(b)(6) of the Non Cash Pay Indenture as to the subject matter of the Waived Financial Covenants (together with the Waived Financial Covenants, the "Waived Covenants").

2.           The waiver of the Waived Covenants contained herein shall in no way be construed to mean that the Noteholders will agree to (x) any further waivers with respect to the Non Cash Pay Indenture during the Waiver Period or otherwise, or (y) any extensions or waivers with respect to any other matters arising under the Non Cash Pay Indenture, and the Noteholders and the Trustee reserve all rights and remedies available to them under the Non Cash Pay Indenture and the other Note Documents except as specifically set forth herein.

3.           The recitals contained herein shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Waiver Agreement.

4.           Each Obligor hereby ratifies, affirms and confirms all of the Note Documents and each and every Obligation, covenant and agreement of such Obligor thereunder in all respects, except as otherwise expressly modified or waived by this Waiver Agreement upon the terms set forth herein.  In addition, each Obligor hereby represents and warrants that, as of the date hereof, no counterclaim, right of set-off, claim or defense of any kind exists or is outstanding with respect to any of the Obligations or against any of the Holders.  Each Guarantor hereby agrees and acknowledges that such Guarantor's guarantee of all Obligations of the Issuer under all applicable Note Documents remains and continues in full force and effect and is hereby ratified and reaffirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have executed this Waiver Agreement as of the date first above written.

ISSUERS:

INTERACTIVE NETWORK, INC., a Nevada corporation

By:       /s/ Ezra Shashoua
Name:  Ezra Shashoua
Title:    Chief Financial Officer

FRIENDFINDER NETWORKS INC., a Nevada corporation

By:       /s/ Ezra Shashoua
Name:  Ezra Shashoua
Title:    Chief Financial Officer

SUBSIDIARY GUARANTORS:

GENERAL MEDIA ART HOLDING, INC.
GENERAL MEDIA COMMUNICATIONS, INC.
GENERAL MEDIA ENTERTAINMENT, INC.
GMCI INTERNET OPERATIONS, INC.
GMI ON-LINE VENTURES, LTD.
PENTHOUSE IMAGES ACQUISITIONS, LTD.
WEST COAST FACILITIES INC.
PMGI HOLDINGS INC.
PURE ENTERTAINMENT TELECOMMUNICATIONS, INC.
PENTHOUSE DIGITAL MEDIA PRODUCTIONS INC.
VIDEO BLISS, INC.
DANNI ASHE, INC.
SNAPSHOT PRODUCTIONS, LLC
VARIOUS, INC.

By:       /s/ Ezra Shashoua
Name:  Ezra Shashoua
Title:    Chief Financial Officer

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TAN DOOR MEDIA INC.
FIERCE WOMBAT GAMES INC. (f/k/a BIG EGO GAMES INC.)
NAFT NEWS CORPORATION
PLAYTIME GAMING INC.

By:       /s/ Ezra Shashoua
Name:  Ezra Shashoua
Title:    Treasurer

ARGUS PAYMENTS INC.
BLUE HEN GROUP INC.
FRIENDFINDER VENTURES INC.
XVHUB GROUP INC. (f/k/a GIANT SWALLOWTAIL INC.)
PERFECTMATCH INC. (f/k/a GOLDENROD SPEAR INC.)
MAGNOLIA BLOSSOM INC.
GLOBAL ALPHABET, INC.
SHARKFISH, INC.
TRAFFIC CAT, INC.
BIG ISLAND TECHNOLOGY GROUP, INC.
FASTCUPID, INC.
MEDLEY.COM INCORPORATED
PPM TECHNOLOGY GROUP, INC.
FRIENDFINDER CALIFORNIA INC.
STREAMRAY INC.
CONFIRM ID, INC.
FRNK TECHNOLOGY GROUP
TRANSBLOOM, INC.
STREAMRAY STUDIOS INC.

By:       /s/ Ezra Shashoua
Name: Ezra Shashoua
Title:   Chief Financial Officer

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Acknowledged as of the date first written above:

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,
  as Trustee

By:       /s/ Kathy L. Mitchell
Name:  Kathy L. Mitchell
Title:    Vice President

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NOTEHOLDERS:

ANDREW B. CONRU TRUST, in its capacity as Required Holders under the Non Cash Pay Indenture

By:        /s/ Andrew B. Conru
Name:  Andrew B. Conru
Title:    Trustee

[Signature Page to Waiver to Non Cash Pay]